UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM 8-K/A
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 3, 2014
___________________________________
THE DUN & BRADSTREET CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	1-15967	22-3725387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

103 JFK Parkway, Short Hills, NJ	07078
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (973) 921-5500
___________________________________

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Page
Explanatory Note	i
Item 2.02 Results of Operations and Financial Condition	1
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	1
Item 7.01 Regulation FD Disclosure	2
Item 9.01 Financial Statements and Exhibits	2
SIGNATURES	3
EX-99.1: CORRECTIVE PRESS RELEASE

EXPLANATORY NOTE

On February 3, 2014, we issued a revised version of our earnings release for the fiscal quarter and year ended December 31, 2013 to correct a typographical error in the original version of the release issued earlier that day. The correction related to the $28.2 million pre-tax non-core charge related to the write-off of the new data supply chain ($23.2 million net after-tax, non-core charge), which was recorded in the fourth quarter of 2013. The original version of the earnings release had referred to the fourth quarter of 2014 instead. This Current Report on Form 8-K/A is being provided solely to furnish the revised version of the earnings release.

- i -

Item 2.02.	Results of Operations and Financial Condition.
On February 3, 2014, we issued a press release announcing our financial results for the fourth quarter and year ended December 31, 2013. We subsequently issued, on such date, a corrective release with respect to our disclosure of fourth quarter 2013 non-core gains and charges. A copy of the corrective press release is attached as Exhibit 99.1 to this Current Report on Form 8-K/A and is incorporated by reference in this Item 2.02.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2014, we issued a press release announcing management changes resulting in a simplified organizational structure that includes six direct reports to our President and CEO, Robert Carrigan, each of whom has global responsibilities as follows:

•
Josh Peirez, age 43, has been promoted to Chief Operating Officer, effective February 4, 2014, and will lead our new Global Operating Team, which includes Content, Product, Technology, Alliances, Strategy, and Mergers & Acquisitions, as well as the Worldwide Partner network. Technology will continue to be led by Chief Information Officer Bruce Sink. Mr. Peirez has served as President, Global Product, Marketing and Innovation since June 2011. He previously served as President, Innovation and Chief Marketing Officer from September 2010 to May 2011. Before joining D&B, Mr. Peirez spent 10 years with MasterCard, most recently as Chief Innovation Officer for MasterCard Worldwide;

•
Mark Geneste has been promoted to Chief Sales Officer, following our elimination of the separate roles of President, North America and President, International, effective February 4, 2014.  Mr. Geneste will lead the Company’s new Global Sales and Service team.  Mr. Geneste joined D&B in August, 2013, and since that time has served as a member of our European Leadership Team and as the leader of our European sales organization.  In this role, Mr. Geneste has been responsible for the leadership of our sales team members across a number of European countries and for the creation and implementation of a customer focused European strategy to drive sustained sales and revenue growth across Europe.  Mark came to D&B with extensive experience over several years in sales leadership, having successfully managed international businesses for Thomson Reuters in The Netherlands, Switzerland, the U.K, and the U.S.;

•	Rishi Dave will join D&B as Chief Marketing Officer effective February 24, 2014. Mr. Dave joins D&B from Dell Inc.;

•	John Reid-Dodick joins D&B as Chief People Officer effective February 4, 2014. Mr. Reid-Dodick was most recently with AOL Inc.;

•	Rich Veldran will continue his position as Chief Financial Officer; and,

•	Chris Hill will continue her position as Chief Legal Officer.

Emanuele Conti, who currently serves as President, North America, notified us that he has been offered another professional opportunity and will be leaving D&B during the first quarter of 2014. In connection with his support of North America’s business performance during the first quarter, Mr. Conti will receive a special cash bonus in the amount of $120,000, in addition to standard payments made to team members exiting the business.

Item 7.01.    Regulation FD Disclosure.

On February 3, 2014 we issued a press release announcing that the Company’s President and Chief Executive Officer, Mr. Robert Carrigan, will be discussing the Company’s strategic outlook and 2014 full-year financial guidance on an earnings teleconference scheduled for Tuesday, February 4, 2014, at 8:00 a.m. (Eastern Time), which may be accessed live beginning at 8:00 a.m. through the Company’s Investor Relations’ Web site at http://investor.dnb.com. We subsequently issued, on such date, a corrective release with respect to our disclosure of fourth quarter 2013 non-core gains and charges. A copy of the corrective press release is attached as Exhibit 99.1 to this Current Report on Form 8-K/A and is incorporated by reference in this Item 7.01.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description
99.1	Corrective Press Release of The Dun & Bradstreet Corporation, dated February 3, 2014 (furnished pursuant to Item 2.02 and Item 7.01).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Dun & Bradstreet Corporation

By:	/s/ Richard S. Mattessich

Richard S. Mattessich
Vice President, Associate General
Counsel and Assistant Corporate Secretary

DATE:	February 3, 2014